Exhibit 10.1

UNITED CONTINENTAL HOLDINGS, INC.

2017 INCENTIVE COMPENSATION PLAN

1. Purpose

The purpose of this United Continental Holdings, Inc. 2017 Incentive Compensation Plan (the “Plan”) is to promote the interests of United Continental Holdings, Inc. and its stockholders by (i) aligning the interests of the Company’s stockholders and award recipients by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) providing opportunities to link compensation of award recipients to the Company’s short-term and/or long-term performance, and (iii) attracting, retaining and rewarding officers and employees (including prospective officers and employees) through compensation opportunities designed to motivate such persons to act in the best interests of the Company and its stockholders;

This Plan replaces the United Continental Holdings, Inc. 2008 Incentive Compensation Plan, as amended from time to time (the “Prior Plan”), which Prior Plan shall be automatically terminated and replaced and superseded by this Plan on the date on which this Plan is approved by the Company’s stockholders, except that any outstanding awards granted under the Prior Plan shall remain in effect pursuant to their terms. In addition, effective February 23, 2017, the Board terminated the Company’s ability to grant any new equity award pursuant to the United Continental Holdings, Inc. Incentive Plan 2010, as amended from time (the “IP 2010), provided that any outstanding awards granted under the IP 2010 shall remain in effect pursuant to their terms.

2. Definitions

As used herein, the following terms shall have the meanings set forth below:

(a)	“Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(b)	“Award” means any award that is permitted under Section 6 and granted under the Plan.

(c)	“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Cash Incentive Award” means an Award (i) that is granted pursuant to Section 6(g), (ii) that is settled in cash and (iii) the value of which is set by the Committee and is not calculated by reference to the Fair Market Value of Shares.

(f)	“Change of Control” shall mean the first of the following events to occur:

(A)	there is consummated a merger or consolidation to which the Company or any Subsidiary of the Company is a party if the merger or consolidation would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) less than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;

(B)	the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in the aggregate of securities of the Company representing 25% or more of the total combined voting power of the Company’s then issued and outstanding securities is acquired by any person or entity, or group of associated persons or entities acting in concert; provided, however, that for purposes hereof, the following acquisitions shall not constitute a Change of Control: (1) any acquisition by the Company or any of its Subsidiaries; (2) any acquisition by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or any corporation controlled by the Company; (3) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities; (4) any acquisition by a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company and (5) any acquisition in connection with a merger or consolidation which, pursuant to paragraph (A) above, does not constitute a Change of Control;

(C)	there is consummated a transaction contemplated by an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale;

(D)	the stockholders of the Company approve any plan or proposal for the liquidation of the Company; or

(E)	the occurrence within any 12-month or shorter period of a change in the composition of the Board such that the “Continuity Directors” cease for any reason to constitute at least a majority of the Board. For purposes of this subparagraph, “Continuity Directors” means (1) those members of the Board who were directors on the date hereof and (2) those members of the Board (other than a director whose initial assumption of office was as a result of an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) who were elected or appointed by, or on the nomination or recommendation of, at least a two-thirds majority of the then-existing directors who either were directors on the date hereof or were previously so elected or appointed.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

(h)	“Committee” means the Compensation Committee of the Board, or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan.

(i)	“Company” means United Continental Holdings, Inc., a corporation organized under the laws of Delaware, together with any successor thereto.

(j)	“Disability” means disability of a Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code; provided, however, if an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) and payment of such amount is intended to be triggered pursuant to Section 409A(a)(ii) of the Code by a Participant’s disability, such term shall mean that the Participant is considered “disabled” within the meaning of Section 409A of the Code.

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

(l)	“Exercise Price” means (i) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (ii) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.

(m)	“Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the NYSE or such other established stock exchange on which the Shares are principally traded on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the preceding date for which transactions were reported; provided, however, that if the Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate and in accordance with Section 409A of the Code.

(n)	“Incentive Stock Option” means an option to purchase Shares from the Company that (i) is granted under Section 6(b) of the Plan and (ii) is intended to qualify for special Federal income tax treatment pursuant to Section 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

(o)	“Independent Director” means a member of the Board (i) who is neither an employee of the Company nor an employee of any Affiliate, and (ii) who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.

(p)	“IRS” means the Internal Revenue Service or any successor thereto and includes the staff thereof.

(q)	“NYSE” means the New York Stock Exchange.

(r)	“Nonqualified Stock Option” means an option to purchase Shares from the Company that (i) is granted under Section 6(b) of the Plan and (ii) is not an Incentive Stock Option.

(s)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

(t)	“Participant” means any officer or employee (including any prospective officer or employee) of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Rollover Award pursuant to Section 4(c).

(u)	“Performance Compensation Award” means an Award (other than an Option or SAR) that (i) is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, (ii) is designated as a Performance Compensation Award by the Committee and (iii) is granted to a Participant pursuant to Section 6(e) of the Plan.

(v)	“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award, Performance Unit or Cash Incentive Award under the Plan.

(w)	“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award, Performance Unit or Cash Incentive Award of a particular Participant, whether all, some portion but less than all, or none of such Award has been earned for the Performance Period.

(x)	“Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(y)	“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award, Performance Unit or Cash Incentive Award.

(z)	“Performance Unit” means an Award under Section 6(f) of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

(aa)	“Person” means a “person” as such term is used in Section 13(d) of the Exchange Act.

(bb)	“Plan” shall have the meaning specified in Section 1.

(cc)	“Prior Plan” shall have the meaning specified in Section 1.

(dd)	“Restricted Share” means a Share that is granted under Section 6(d) of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

(ee)	“RSU” means a restricted stock unit Award that is granted under Section 6(d) of the Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

(ff)	“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

(gg)	“SAR” means a stock appreciation right Award that is granted under Section 6(c) of the Plan and that represents an unfunded and unsecured promise to deliver, Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

(hh)	“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

(ii)	“Shares” means shares of common stock of the Company, par value $0.01 per share, or such other securities of the Company (i) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b).

(jj)	“Subsidiary” means any entity in which the Company, directly or indirectly, possesses fifty percent (50%) or more of the total combined voting power of all classes of its stock.

(kk)	“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or SAR.

(ll)	“Termination of Employment” means a complete severance of an employee’s relationship with the Company and all Affiliates for any reason; provided, however, that if an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) and payment of such amount is intended to be triggered pursuant to Section 409A(a)(i) of the Code by a Participant’s separation from service, such term shall mean that the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code.

(mm)	“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

3. Administration

(a)	Composition of Committee. The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that, to the extent necessary to comply with the rules of the NYSE and Rule 16b-3 and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code and (ii) meet the independence requirements of the NYSE. Notwithstanding the foregoing, in no event shall any action taken by the Committee be considered void or be considered an act in contravention of the terms of the Plan solely as a result of the failure by one or more members of the Committee to be an Independent Director or to satisfy the requirements set forth in clause (i) or (ii) of the immediately preceding sentence.

(b)

Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, but not limited to, the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, including imposing, incidental to the grant of an Award, conditions with respect to the Award, such as limiting competitive employment or other activities or requiring adherence to stock ownership guidelines, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine the treatment of an Award upon various Termination of Employment events, including terminations due to retirement, without cause or due to good reason, (vii) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (ix) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (xi) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xii) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated; provided, however, that in no event may any Award be amended or any replacement Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in clauses (i), (ii) and (iii) of Section 7(b), and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)	Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

(d)	Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e)	Delegation of Authority. The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, or to one or more senior officers of the Company as the Committee deems appropriate, provided, however, that (i) the Committee may not delegate its power and authority to the Board (or any members thereof) or senior officers of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to a member of the Board or senior officers of the Company with regard to the selection for participation in this Plan of an officer or other employee subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other employee.

4. Shares Available for Awards; Cash Payable Pursuant to Awards

(a)	Shares and Cash Available. Subject to adjustment as provided in Section 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan, other than Substitute Awards, shall be equal to 10,000,000, all of which may be delivered pursuant to Incentive Stock Options. Each Share with respect to which any Award denominated in Shares is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by one.

Upon exercise of a stock-settled SAR, each Share with respect to which such stock-settled SAR is exercised shall be counted as one Share against the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan as provided above, regardless of the number of Shares actually delivered upon settlement of such stock-settled SAR.

If, after the effective date of the Plan, any Award granted under the Plan or the Prior Plan, other than a Substitute Award, (1) is forfeited, or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto (including the forfeiture of Shares subject to a performance-based award due to the failure to achieve the maximum level of performance), or (2) is settled in cash, then, in the case of clauses (1) and (2), the number of Shares subject to such Award that were not issued with respect to such Award shall again be available under this Plan. In addition, the Shares subject to an Award under this Plan or a Prior Plan shall again be available for issuance under this Plan if such Shares are Shares delivered to or withheld by the Company to pay the withholding taxes related to an outstanding Award. For the avoidance of doubt, any Award granted under the Plan that in accordance with its terms may only be settled in cash, including cash-settled RSUs, shall not reduce the number of Shares available for issuance under the Plan. Notwithstanding the foregoing, Shares subject to an Award under this Plan or a Prior Plan shall not again be available for issuance under this Plan if such Shares are (x) Shares that were subject to an Option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such Option or SAR, (y) Shares delivered to or withheld by the Company to pay the purchase price related to an outstanding Award or (z) Shares repurchased by the Company on the open market with the proceeds of an Option exercise.

The number of Shares available for awards under this Plan shall not be reduced by (i) the number of Shares subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to Awards granted under this Plan (subject to applicable stock exchange requirements).

Subject to adjustment as provided in Section 4(b), (A) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company under the Plan shall be 1,000,000 (each such Share counting as one Share for purposes of this clause (A)), and (B) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted to any Participant in any fiscal year of the Company under the Plan shall be equal to the per Share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the number of Shares described in the preceding clause (A). In the case of all Awards other than those described in the preceding sentence, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Participant in any fiscal year of the Company shall be equal to $10,000,000. Notwithstanding the foregoing, each of the per person limits set forth in this paragraph shall be multiplied by two for Awards granted to a Participant in the year in which such Participant’s employment with the Company commences.

(b)	Adjustments for Changes in Capitalization and Similar Events.

(i)

In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split,

reverse stock split, split-up or spin-off or any other event that constitutes an “equity restructuring” (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) with respect to Shares, the Committee shall, in the manner determined by the Committee to be appropriate or desirable, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Stock Options) and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, in each case, as provided in Section 4(a), and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award; provided, that, such adjustments to be made in the case of outstanding Options and SARs shall be in accordance with Section 409A of the Code.

(ii)	In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem appropriate or desirable, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (X) the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan and (Y) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, in each case, as provided in Section 4(a), and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (Y) the Exercise Price, if applicable, with respect to any Award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(c)	Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

5. Eligibility

Any officer or employee (including any prospective officer or employee) of the Company or any of its Affiliates shall be eligible to be designated a Participant.

6. Awards

(a)	Types of Awards. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Compensation Awards, (vi) Performance Units, (vii) Cash Incentive Awards, and (viii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.

(b)	Options.

(i)	Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) subject to Section 4(a), the number of Shares subject to Options to be granted to each Participant, (C) whether each Option will be an Incentive Stock Option or a Nonqualified Stock Option and (D) the conditions and limitations applicable to the vesting and exercise of each Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options. Options are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(ii)	Exercise Price. The Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share, determined as of the date the Option is granted; provided, however, in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or Subsidiary, the per-Share Exercise Price shall be no less than the price (currently 110% of Fair Market Value) required by the Code on the date of the grant.

Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the per-Share Exercise Price of the Shares subject to such Option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(iii)	Vesting and Exercise. Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Sections 4(a) and 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any conditions relating to the application of Federal or state securities laws, as it may deem necessary or advisable. In the event of a Participant’s Termination of Employment due to death or Disability, the terms of Section 9(a) shall apply with respect to such Participant’s outstanding Options.

(iv)

Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with Section 10(d)) an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion as specified in the Award Agreement, (1) by delivery (either actual delivery or by attestation procedures established by the Company) of Shares (2) authorizing the Company to withhold whole Shares, (3) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, or (4) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to or withheld by the Company, together with any Shares tendered to or withheld by the Company in accordance with Section 10(d), as of the date of such tender or withholding is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld, if applicable.

(v)	Dividend Equivalents. Notwithstanding anything in an Award Agreement to the contrary, the holder of an Option shall not be entitled to receive dividend equivalents with respect to the number of Shares subject to such Option.

(vi)	Automatic Exercise. The Company may, in its discretion, provide in an Award Agreement or adopt procedures that an Option outstanding on the last business day of the term of such Option (the “Automatic Exercise Date”) that has a “Specified Minimum Value” shall be automatically and without further action by the Participant (or in the event of the Participant’s death, the participant’s personal representative or estate), be exercised on the Automatic Exercise Date. Payment of the Exercise Price may be made pursuant to such procedures as may be approved by the Company from time to time and the Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10(d). For purposes of this Section 6(b)(vi), the term “Specified Minimum Value” means that the Fair Market Value per Share exceeds the Exercise Price of a Share subject to an expiring Option by at least $0.50 cents per Share or such other amount as the Company shall determine from time to time. The Company may elect to discontinue the automatic exercise of Options pursuant to this Section 6(b)(vi) at any time upon notice to a Participant or to apply the automatic exercise feature only to certain groups of Participants. The automatic exercise of an Option pursuant to this Section 6(b)(vi) shall apply only to an Option that has been timely accepted by a Participant under procedures specified by the Company from time to time.

(vii)	Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine and set forth in the Award Agreement, the vesting criteria, term, methods of exercise and any other terms and conditions of any Option; provided, however, that in no event may any Option be exercisable after the tenth anniversary of the date the Option is granted. Provisions relating to exercisability of Options following Termination of Employment will be determined pursuant to Section 9(a) or as set forth in the applicable Award Agreement. Any determination by the Committee that is made pursuant to this Section 6(b)(viii) may be changed by the Committee from time to time and may govern the exercise of Options granted or exercised thereafter.

(c)	SARs.

(i)	Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) subject to Section 4(a), the number of Shares subject to SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) the conditions and limitations applicable to the exercise thereof. SARs are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(ii)	Exercise Price. The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share, determined as of the date the SAR is granted; provided, however, that the Exercise Price of an SAR granted in tandem with an Option shall be the per-Share Exercise Price of the related Option.

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the per-Share Exercise Price of the shares subject to such SAR may be less than 100% of the Fair Market Value per Share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(iii)	Exercise. A SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine and specify in the Award Agreement, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

(iv)	Dividend Equivalents. Notwithstanding anything in an Award Agreement to the contrary, the holder of an SAR shall not be entitled to receive dividend equivalents with respect to the number of Shares subject to such SAR.

(v)	Automatic Exercise. The Company may, in its discretion, provide in an Award Agreement or adopt procedures that an SAR outstanding on the last business day of the term of such SAR (the “Automatic Exercise Date”) that has a “Specified Minimum Value” shall be automatically and without further action by the Participant (or in the event of the Participant’s death, the participant’s personal representative or estate), be exercised on the Automatic Exercise Date. Payment of the Exercise Price may be made pursuant to such procedures as may be approved by the Company from time to time and the Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10(d). For purposes of this Section 6(c)(v), the term “Specified Minimum Value” means that the Fair Market Value per Share exceeds the Exercise Price of a Share subject to an expiring SAR by at least $0.50 cents per Share or such other amount as the Company shall determine from time to time. The Company may elect to discontinue the automatic exercise of SARs pursuant to this Section 6(c)(v) at any time upon notice to a Participant or to apply the automatic exercise feature only to certain groups of Participants. The automatic exercise of an SAR pursuant to this Section 6(c)(v) shall apply only to an SAR that has been timely accepted by a Participant under procedures specified by the Company from time to time.

(vi)	Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine and set forth in the Award Agreement, the vesting criteria, term, methods of exercise and any other terms and conditions of any SAR; provided, however, that in no event may any SAR be exercisable after the tenth anniversary of the date the SAR is granted. Provisions relating to exercisability of SARs following Termination of Employment will be determined pursuant to Section 9(a) or as set forth in the applicable Award Agreement. Any determination by the Committee that is made pursuant to this Section 6(c)(vi) may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter.

(d)	Restricted Shares and RSUs.

(i)	Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Shares and RSUs shall be granted, (B) subject to Section 4(a), the number of Restricted Shares and the number of Shares subject to RSUs to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and (D) the other terms and conditions of such Awards.

(ii)	Transfer Restrictions. Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement. Restricted Shares may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse. If the Restricted Shares shall be held by a custodian in book entry form, restrictions on such Shares shall be duly noted.

(iii)	Payment/Lapse of Restrictions. Each RSU shall be granted with respect to one Share or shall have a value equal to the Fair Market Value of one Share. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee and set forth in the applicable Award Agreement, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. If a Restricted Share or an RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, unless the grant of such Restricted Share or RSU is contingent on satisfaction of the requirements for the payment of “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for the restrictions applicable thereto to lapse. In the event of a Participant’s Termination of Employment due to death or Disability, such Participant’s outstanding Restricted Shares and RSUs shall be governed by Section 9(a) or as set forth in the applicable Award Agreement.

(e)	Performance Compensation Awards.

(i)	General. The Committee shall have the authority, at the time of grant of any Award, to designate an Award (other than an Option or SAR) as a Performance Compensation Award in order for such Award to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(ii)	Eligibility. The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant as eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle such Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(e). Moreover, designation of a Participant as eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant as eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(iii)	Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select (A) the length of such Performance Period, (B) the type(s) of Performance Compensation Awards to be issued, (C) the Performance Criteria that will be used to establish the Performance Goal(s), (D) the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and (E) the Performance Formula. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(iv)	Performance Criteria. Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goal(s) with respect to Performance Compensation Awards shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following:

(A)	net income before or after taxes,

(B)	earnings before interest, taxes, depreciation and amortization (“EBITDA”) or EBITDA margin,

(C)	earnings before interest, taxes, depreciation, amortization and rent,

(D)	operating income,

(E)	earnings per share,

(F)	total shareholder return, return on shareholders’ equity, or shareholder value appreciation,

(G)	return on investment or capital,

(H)	return on assets,

(I)	net operating profit,

(J)	share price,

(K)	profitability/profit margins,

(L)	market share (in the aggregate or by segment),

(M)	revenues or sales (in the aggregate or by segment) (based on units and/or dollars),

(N)	costs (including cost reductions or costs by category (e.g. interest expense),

(O)	cash flow,

(P)	cost per available seat mile (CASM),

(Q)	CASM ex-fuel,

(R)	economic value added, or

(S)	strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to on-time arrivals, on-time departures, baggage delivery, customer satisfaction, employee satisfaction, or any combination of the foregoing.

Such performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period.

(v)	Modification of Performance Goals. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and plenary discretion, to include or exclude objectively determinable components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

(vi)	Payment of Performance Compensation Awards.

(A)	Condition to Receipt of Payment. A Participant must be employed by the Company or one of its Affiliates on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing and to the extent permitted by Section 162(m) of the Code, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated prior to the last day of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period.

(B)	Limitation. Except as otherwise permitted by Section 162(m) of the Code, a Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goal(s) for the relevant Performance Period are achieved and certified by the Committee in accordance with Section 6(e)(vi)(C) and (2) the Performance Formula as applied against such Performance Goal(s) determines that the Participant’s Performance Compensation Award has been earned for such Performance Period.

(C)	Certification. Following the completion of a Performance Period and prior to the payment of the Performance Compensation Award, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(e)(vi)(D).

(D)	Negative Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained and, in exercising such discretion, may consider additional performance criteria, whether or not listed herein.

(E)	Discretion. Except as otherwise permitted by Section 162(m) of the Code, in no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or to increase the payment with respect to a Performance Compensation Award above the resulting payment level from the achievement of the Performance Goals, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m) of the Code) or (3) increase a Performance Compensation Award above the maximum amount payable under Section 4(a) of the Plan.

(F)	Form of Payment. In the case of any Performance Compensation Award that is subject to performance-based vesting conditions, such Performance Compensation Award shall be payable, in the discretion of the Committee, in cash or in Restricted Shares, RSUs or fully vested Shares of equivalent value, in each case, as specified in the Award Agreement, and shall be subject to such other terms as determined by the Committee in its discretion and set forth in the Award Agreement. The number of Restricted Shares, RSUs or Shares that is equivalent in value to a dollar amount shall be determined in accordance with a methodology specified by the Committee within the first 90 days of the relevant Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).

(f)	Performance Units.

(i)	Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted.

(ii)	Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine in accordance with Section 4(a) the number and/or value of Performance Units that will be paid out to the Participant.

(iii)	Earning of Performance Units. Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.

(iv)	Form and Timing of Payment of Performance Units. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. If a Performance Unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

(g)	Cash Incentive Awards. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to grant Cash Incentive Awards. Subject to Section 4(a), the Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Goals. If a Cash Incentive Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

(h)	Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, fully vested Shares) in such amounts and subject to such terms and conditions as the Committee shall determine, provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

(i)	Dividends and Dividend Equivalents. In the sole and plenary discretion of the Committee, an Award, other than an Option or SAR or a Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, without limitation, (A) withholding of such amounts by the Company subject to vesting of the Award or (B) reinvestment in additional Shares, Restricted Shares or other Awards; provided, however, that any dividends or dividend equivalents shall be subject to the same restrictions as the underlying Award to which they relate.

7. Amendment and Termination

(a)

Amendments to the Plan. Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder-approved plan for purposes of Section 162(m) of the Code, and to the rules of the NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a), or (ii) change the class of employees eligible to participate in the Plan. No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

(b)	Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Notwithstanding the preceding sentence or any other provision of the Plan, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Award or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders, it being understood that an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(b) or Section 8(a) shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.

(c)	Adjustment of Awards Upon the Occurrence of Certain Unusual, Infrequently Occurring or Nonrecurring Events. Subject to Section 6(e)(v) and the final sentence of Section 7(b), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual, infrequently occurring, nonrecurring or one-time events (including, without limitation, the events described in Section 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

8. Change of Control

Subject to the terms of the applicable Award Agreements, in the event of a “Change of Control,” the Board, as constituted prior to the Change of Control, may, in its discretion:

(a)	require that (A) some or all outstanding Options and SARs shall become exercisable in full or in part upon the Change of Control or a subsequent Termination of Employment (other than voluntary or for cause termination events), (B) the time-based vesting requirements applicable to some or all outstanding Restricted Shares, RSUs or other Awards shall lapse in full or in part upon the Change of Control or subsequent Termination of Employment (other than voluntary or for cause termination events), (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Goals applicable to some or all outstanding awards shall be deemed to be satisfied at the target or actual level of performance;

(b)	require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change of Control, or a parent corporation thereof, be substituted for some or all of the Shares subject to an outstanding Award, with an appropriate and equitable adjustment to such award as determined by the Committee or the Board in accordance with Section 4(b) and Section 409A of the Code; and/or

(c)	require outstanding Awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive, as of the date of the Change of Control or as otherwise required under Section 409A of the Code, (I) a cash payment in an amount equal to (A) in the case of an Option or an SAR, the aggregate number of Shares then subject to the portion of such Option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a Share as of the date of the Change of Control, over the per-Share Exercise Price subject to such Option or SAR, (B) in the case of a Restricted Share, RSU, or other Award denominated in Shares, the number of Shares then subject to the portion of such Award surrendered to the extent the Performance Goals applicable to such Award have been satisfied or are deemed satisfied pursuant to Section 8(a) above, whether or not vested, multiplied by the Fair Market Value of a Share as of the date of the Change of Control, and (C) in the case of an Award denominated in cash, the value of the Award then subject to the portion of such Award surrendered to the extent the Performance Goals applicable to such Award have been satisfied or are deemed satisfied pursuant to Section 8(a) above; (II) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change of Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (I) above; or (III) a combination of the payment of cash pursuant to clause (I) above and the issuance of shares pursuant to clause (II) above.

9. Effect of Termination of Employment

(a)	Termination of Employment Due to Death or Disability. Except as otherwise provided for in an Award Agreement, in the event of a Participant’s Termination of Employment by reason of death or Disability (i) all outstanding Options and SARs then held by the Participant that are subject to vesting based solely on the Participant’s continued employment shall become immediately vested and exercisable in full and shall remain exercisable for a period of 12 months after such termination (but in no event after the tenth anniversary of the date of grant of any such Option or SAR), (ii) all outstanding Restricted Shares and RSUs then held by the Participant that are subject to vesting based solely on the Participant’s continued employment shall become fully vested and (iii) all outstanding Awards then held by the Participant that are subject to performance-based vesting criteria will vest at the “target” performance level on a prorated basis based on the number of days elapsed during the applicable Performance Period up to and including the date of Termination of Employment due to death or Disability

(b)	Termination of Employment for Reasons Other than Death or Disability. In the event of a Participant’s Termination of Employment for any reason other than death or Disability, or if a Participant is employed by an Affiliate of the Company and the entity ceases to be an Affiliate of the Company (unless the Participant continues in the employ of the Company or another Affiliate), the Committee shall determine, in its sole and plenary discretion, the treatment of any outstanding Awards held by the Participant.

10. General Provisions

(a)	Nontransferability. During the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) unless prohibited by the applicable Award Agreement, Awards may be transferred for no consideration to immediate family members, family partnerships and family trusts and other individuals and entities that are considered “family members” within the meaning of the instructions to Registration Statements on Form S-8 under the Securities Act of 1933, as amended; provided, however, that Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and in no event may any Award (or any rights and obligations thereunder) be transferred to a third party in exchange for value. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(b)	No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(c)	Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)	Withholding.

(i)	Authority to Withhold. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

(ii)	Alternative Ways to Satisfy Withholding Liability. Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of cash, Shares owned by the Participant (which are not subject to any pledge or other security interest) having a Fair Market Value equal to such withholding liability or, to the extent permitted by the Company, by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Award (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of Shares having a Fair Market Value equal to such withholding liability, or any combination of the foregoing methods.

(iii)	Shares to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules). Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Award holder.

(e)	Section 409A.

(i)	It is intended that the provisions of the Plan comply with, or be exempt from, Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(ii)	No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(iii)	If, at the time of a Participant’s “separation from service” (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable individual agreement between the Company and the relevant Participant.

(iv)	Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(f)	Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. Notwithstanding anything contained herein to the contrary, the Committee may approve an Award Agreement that, upon the termination of a Participant’s employment, provides that, or may, in its sole discretion based on a review of all relevant facts and circumstances, otherwise take action regarding an Award Agreement such that (i) any or all outstanding Options and SARs shall become exercisable in part or in full, (ii) all or a portion of the time-based vesting requirements applicable to any outstanding Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding award shall lapse and (iv) the Performance Goals applicable to any outstanding award (if any) shall be deemed to be satisfied at the target or any other level.

(g)	No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to stockholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(h)	No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an officer or employee of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i)	No Rights as Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote and receive dividends) in respect of such Restricted Shares; provided, however, that any dividends paid with respect to Restricted Shares shall be subject to the same vesting conditions as applicable to the underlying Restricted Shares. Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(j)	Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(k)	Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l)	Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

(m)	No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(n)	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(o)	Clawback. The Awards granted under this Plan and any cash payment or Shares delivered pursuant to such an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

(p)	Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible Participants who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

(q)	Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

11. Term of the Plan

(a)	Effective Date. This Plan became effective on the date of its adoption by the Board (February 23, 2017), subject to approval by the stockholders of the Company at the Company’s 2017 annual meeting of stockholders. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

(b)	Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the date the Plan is approved by the Company’s stockholders under Section 11(a); provided, however, no Incentive Stock Option may be granted later than ten years after the date on which the Plan was approved by the Board. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.